UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 29, 2025

 SANGAMO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30171	68-0359556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)
501 Canal Blvd., Richmond, California 94804
(Address of principal executive offices) (Zip Code)
(510) 970-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SGMO	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On October 29, 2025, Sangamo Therapeutics, Inc. (the “Company”) received a letter (the “Extension Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) advising that the Company has been granted a 180-day extension, or until April 27, 2026, to regain compliance with the requirement to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”), in accordance with Nasdaq Listing Rule 5810(c)(3)(A). If at any time prior to April 27, 2026, the bid price of the Company’s common stock, par value $0.01 per share (“Common Stock”), closes at $1.00 per share or more for a minimum of 10 consecutive trading days, the Company will regain compliance with the Minimum Bid Price Requirement. The Extension Notice has no immediate effect on the listing of the Common Stock on The Nasdaq Capital Market and does not affect the Company’s reporting requirements with the Securities and Exchange Commission (“SEC”).
As previously disclosed on the Current Report on Form 8-K filed with the SEC on May 5, 2025, the Company received a letter on April 30, 2025 from the Listing Qualifications Staff of Nasdaq indicating that, based upon the closing bid price of the Common Stock, for the preceding 30 consecutive business days, the Company was not in compliance with the Minimum Bid Price Requirement. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided 180 days, or until October 27, 2025, to regain compliance with the Minimum Bid Price Requirement.
The Company intends to cure the Minimum Bid Price Requirement by April 27, 2026, however if the Company does not regain compliance with the Minimum Bid Price Requirement during this period, the Company expects that Nasdaq will provide written notification to the Company that its Common Stock will be delisted. At that time, the Company may appeal the delisting determination to a hearings panel pursuant to the procedures set forth in the applicable Nasdaq listing rules. However, there can be no assurance that, if the Company does appeal the delisting determination by Nasdaq to the hearings panel, that such appeal would be successful. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement during the additional 180-day compliance period or maintain compliance with any other Nasdaq listing requirement.
Forward-Looking Statements
Certain statements in this Current Report on Form 8-K (the “Current Report”) are “forward-looking statements” that are subject to substantial risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this Current Report may be identified by the use of words such as “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words and include, without limitation, statements regarding the Company’s intent to regain compliance with the Minimum Bid Price Requirement, the potential to appeal a delisting determination by Nasdaq, and the Company’s ability to continue its listing on Nasdaq.
Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, but are not limited to, the Company’s ability to regain compliance with, or thereafter continue to comply with, the Nasdaq listing requirements, including the Minimum Bid Price Requirement, the outcome of any Nasdaq hearing process and the Company’s ability to continue its listing on Nasdaq; and the other important factors outlined under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), the most recent Form 10-Q filed with the SEC, as such factors may be updated from time to time in its other filings with the SEC. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this Current Report on Form 8-K to reflect changes since the date of this Current Report on Form 8-K, except as may be required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO THERAPEUTICS, INC.

Dated: October 29, 2025	By:	/s/ SCOTT B. WILLOUGHBY
	Name:	Scott B. Willoughby
	Title:	Chief Legal Officer and Corporate Secretary